Exhibit 10.1

IMPOUND OF FUNDS AGREEMENT

This Impound of Funds Agreement (the “Agreement”) is dated October 1, 2009, by and between Audience Productions, Inc. a Washington corporation (hereinafter referred to as “Issuer”) and Banner Bank (hereinafter referred to as the “Depository”). The Depository is located at 3405 188th St. SW, Ste. 301, Lynnwood, WA 98037.

The Issuer warrants that it has applied, or anticipates applying, for authority from the Administrators of Securities of the States of CA, CO, CT, DC, FL, GA, HI, IL, IN, LA, MD, MN, NH, NJ, NY, RI, UT, WA, WI, WY and Canadian Provinces of AB, BC, MB, OT, QC (the “Administrators”) to sell certain securities pursuant to a registration statement (the “Registration Statement”) and the Issuer intends that, if it is unable to sell securities in the sum of $8,000,000 within 180 days of the commencement of the offering or any extension thereof in accordance with the Registration Statement, then the offering shall be terminated and the proceeds paid in by each of the subscribers shall be returned to them pursuant to this Agreement.

The Depository is willing to act as the depository hereunder. In consideration of the mutual covenants and of other good and valuable consideration, the parties agree as follows:

1.	The Issuer shall deposit all monies received from the sale of securities in a special impound account in the depository to be designated the “Impound Account” (the “Impound Account”). The Issuer and its agents shall cause all funds received by it for the payment of securities to be made payable to the Depository Impound Account. The Issuer agrees to include with the deposits made in the Impound Account a copy of each subscription agreement which shall include the name, address and social security or other tax identification number of each subscriber (the “Subscriber” or collectively, the “Subscribers”) and the date and amount of each subscription. All funds so deposited shall be held in escrow by the Depository, and shall not be subject to claims by creditors of the Issuer, affiliates, associates, or underwriters until the proceeds have been released to the Issuer pursuant to the terms of this Agreement.

2.	Unless an Administrator directs to the contrary, the funds deposited in the Impound Account may be invested as directed by the Issuer in bank certificates of deposit, United States government obligations or placed in a suitable business account that need not earn interest during the funding period.

3.	Payments which fail to clear the financial institution upon which they are drawn, together with the related subscription agreement, shall be returned by the Depository to the Subscriber. Notification thereof shall be sent to the Issuer.
4.	Aggregate funds deposited in the Impound Account shall not exceed $8,000,000 (the “Offering Amount”). All funds in excess of the Offering Amount shall be returned to the Subscribers.

5.	Upon receipt by the Depository of written notification signed by the Issuer advising that it was unable to raise the Offering Amount within the specific offering period, the funds deposited in the Impound Account shall be returned by the Depository to the Subscribers according to the amount each contributed.

6.	Upon successfully raising the Offering Amount, the Depository shall make all funds immediately available to the Issuer, once Issuer’s attorney has provided a written opinion validating that the Offering has been successfully completed.

7.	This Impound Agreement shall terminate upon the disbursement of funds pursuant to Paragraphs 4, 5 or 6; provided, however, the Issuer may abandon the public offering. Upon the receipt of a letter from the Issuer stating that the offering has been abandoned, copy to the Administrator, the Depository is authorized to return the monies received hereunder to the Subscribers according to the amount each Subscriber contributed with interest, if any.

8.	The sole duty of the Depository other than as herein specified, shall be to establish and maintain the Impound Account and receive and hold the funds deposited by Issuer pursuant to all applicable banking laws and regulations of the State of Washington.

9.	The Issuer acknowledges that the Depository is performing the limited function of Depository and that this fact in no way means the Depository has passed in any way upon the merits or qualifications of, or has recommended, or given approval to, any person, security or transaction. A statement to this effect shall be included in the Registration Statement.

10.	An Administrator may, at any time, inspect the records of the Depository, insofar as they relate to this Agreement, for the purpose of making any determination hereunder or effecting compliance with and conformance to the provisions of this Agreement.

11.	The terms and conditions of this Agreement shall be binding on the heirs, executors and assigns, creditors or transferees, or successors in interest, whether by operation of law or otherwise, of the parties hereto. If, for any reason, the Depository named herein should be unable or unwilling to continue as such depository, then Issuer may substitute another similar financial institution to serve as Depository.

IN WITNESS WHEREOF, the parties have executed this Agreement the 1st day of October 2009.

FOR THE ISSUER, AUDIENCE PRODUCTIONS, INC.

By:	/s/ JAY T. SCHWARTZ
Name:	Jay T. Schwartz
Its:	President

FOR DEPOSITORY: Banner Bank

By:	/s/ JAY W. JAMERSON
Name:	Jay W. Jamerson
Its:	Vice President